Exhibit 4.08

FIRST AMENDMENT TO THE TORPEDO EMPRESAS AND RCS AGREEMENT EXECUTED ON NOVEMBER 30, 2021

The parties of this instrument are

TELEFÔNICA BRASIL S/A, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ) under No. 02.558.157/0001-62, headquartered at Av. Engenheiro Luiz Carlos Berrini, 1376, Cidade Monções, São Paulo - SP, by itself or through its subsidiaries, hereinafter referred to as "TELEFÔNICA".

And, on the other hand, ZENVIA MOBILE SERVIÇOS DIGITAIS, enrolled with the Corporate Taxpayers’ Registry of the Ministry of Finance (CNPJ) under No. 14.096.190/0001-05, headquartered at Avenida Paulista, 2.300, Bela Vista, São Paulo/SP, hereinafter referred to as "COMPANY", through its undersigned legal representatives, being TELEFÔNICA and COMPANY jointly hereinafter referred to as "PARTIES";

WHEREAS:

(A)              On November 30, 2021, the Parties entered into the Torpedo Empresas and RCS Agreement (the “AGREEMENT”), which validity and effectiveness started on October 1, 2021 and terminates on March 31, 2025;

(B)              The Parties intend to amend some commercial conditions of the Agreement, as per set forth in this amendment.

The Parties hereby agree to enter into this First Amendment to the Torpedo Empresas e RCS Agreement (“AMENDMENT”), according to the following terms and conditions:

SECTION 1 – OBJECT

The object of this Amendment is:

1.1.              To amend Schedule I – Commercial Model due to the renewal of the commercial model of the Agreement, as from April 1, 2022. The amendments to the mentioned schedule are attached hereto.

SECTION 2 – RATIFICATION

2.1.              The Parties hereby represent that no interruption of the relationship between them as regards the Agreement occurred, been ratified all the acts practiced up to the execution date of this Amendment.

2.2.              All the other sections, items, subitems and conditions of the Agreement which were not amended by this instrument remain in full force and effect and are hereby ratified by the Parties.

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2.3.            As per the applicable legislation, especially article 10, paragraph 2, of the Provisional Measure No. 2.200-2, the Parties declare, by signing with electronic signature, their express agreement with advanced electronic signature and its processing by the platform used by TELEFÔNICA, as per the terms of Law No. 14.063/2020, regardless of the use of digital certificates with ICP-Brasil standards, with no validity nor enforceability restrictions.

IN WITNESS WHEREOF, the Parties execute this Amendment in counterparts of identical content and form.

São Paulo, February 9, 2022.

TELEFÔNICA BRASIL S/A	ZENVIA MOBILE SERVIÇOS DIGITAIS S.A.

Witnesses:
1. ________________________________________ Name: [***] Tax ID: [***]	2. ________________________________________ Name: [***] Tax ID: [***]

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